 Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-257159

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 25, 2021)

6,857,140 Shares of common stock

Cadiz Inc.

COMMON STOCK

We are offering 6,857,140 shares of our common stock to institutional and individual investors pursuant to this prospectus supplement and the accompanying prospectus. A summary of the offering terms is set forth below:

	Per Share	Total
Offering price	$1.75	$12,000,000

Proceeds, before expenses, to Cadiz, Inc.	$1.75	$12,000,000

We expect the total offering expenses to be approximately $150,000 for all sales pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.”  On March 18, 2022, the closing price of our common stock as reported by the Nasdaq Global Market was $1.75 per share.

A fund represented by Heerema International Group Services S.A. (such fund referred to herein as “Heerema”), which currently beneficially owns 34.42% of the issued and outstanding shares of our common stock, intends to purchase up to 2,857,142 shares in this offering. Upon completion of this offering, Heerema is expected to beneficially own approximately 35.4% of the issued and outstanding shares of our common stock representing approximately 35.33% of the voting power of our outstanding capital stock. In connection with Heerema’s purchase of shares in this offering, we have agreed to provide Heerema (i) a right to appoint one observer to our Board of Directors and, in lieu of such observer right, the right to nominate one person for election to, or fill one vacancy on, our Board of Directors, and (ii) a right to require us to seek stockholder approval of amendments to our certificate of incorporation and bylaws such that our stockholders owning at least 20% of the voting power of our outstanding capital stock will have the right to call special meetings of stockholders, both subject to and in accordance with the Delaware General Corporation Law. In addition, we have agreed to provide certain customary registration rights to Heerema regarding the resale of all the shares of our common stock currently owned by Heerema and its affiliates and the shares Heerema will purchase in this offering.

Keith Brackpool and Geoffrey Grant (“Participating Directors”), members of our Board of Directors, intend to purchase, directly or through their controlled entities, up to 1,142,857 and 285,714 shares of our common stock, respectively, in this offering. We have agreed to provide the same registration rights as provided to Heerema to our Participating Directors regarding the resale of the shares they will purchase in this offering. The transactions with Heerema and our Participating Directors under this offering have been approved by the disinterested members of the Audit and Risk Committee of our Board of Directors.

Additionally, B. Riley Securities, Inc. (“BRS”) and its affiliates intend to purchase up to 1,999,999 shares of our common stock in this offering. An affiliate of BRS is our senior secured lender and BRS has acted as our placement, underwriter or sales agent in prior securities offerings.

Delivery of the shares of common stock offered under this prospectus supplement is expected to be made to investors on or about March 23, 2022.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, for more information on these risks.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus Supplement dated March 20, 2022

S-i

S-ii

About This Prospectus Supplement AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts and is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

Before you invest in shares of our common stock, you should read this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any related issuer free writing prospectus.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document.  You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement.  Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of our common stock. We do not make any representation regarding the legality of an investment in our common stock by any person under applicable investment or similar laws.

We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

S-iii

Summary

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus. In this prospectus, unless expressly noted or the content indicates otherwise, the words “we,” “us,” “our,” “Cadiz,” “company” and similar references mean Cadiz Inc. and it subsidiaries.

About Cadiz

We are a natural resources development company and agribusiness committed to providing sustainable water and farming opportunities in California. We are one of the largest private landowners in the state.

We own approximately 45,000 acres of land with high-quality, naturally recharging groundwater resources in three areas of Southern California’s Mojave Desert – the Cadiz Valley (35,000 acres), Danby Dry Lake (2,000 acres), and the Piute Valley (9,000 acres) (“Cadiz Property”). Our properties represent a unique private reserve of lands with vested water rights located in a remote area of eastern San Bernardino County that is at the crossroads of major highway, rail, energy, and water infrastructure supplying and delivering necessary resources to communities in California and across the Western United States. Our main objective is to realize the highest and best use of our land, water, and related infrastructure assets in an environmentally responsible way. Our present activities are focused on managing our assets to meet growing long-term demand for access to sustainable water supplies and agricultural products.

California faces systemic water challenges and is not able to safely, sustainably and reliably meet the water needs of all of its communities. We believe that the highest and best use of our assets will be realized by offering a combination of water supply, storage and conveyance projects and agricultural development at our properties in ways that are sustainable and responsive to California’s resource needs.

While we actively farm certain of our properties, we are principally focused on developing a water project at our Cadiz Valley property that can help address California’s persistent systemic water challenges and deliver new water access to California communities that presently lack reliable water supplies and infrastructure (“Water Project”).  Through management of groundwater at the Cadiz Property, the Water Project would conserve groundwater otherwise used for agriculture to augment supply in California communities in need and utilize space available in the managed groundwater aquifer system at Cadiz to bank and store imported water for use in future dry years.

The Water Project has completed extensive environmental review in accordance with local, state and federal laws and has secured permits to manage the groundwater aquifer in Cadiz to make available an average of 50,000 acre-feet of water per year for 50 years to communities off of the Cadiz Property. Permitting has also authorized the storage of imported water in the aquifer system for return in future dry years. The Cadiz aquifer system has the capacity to store one million acre-feet of imported water.

Several California water providers have expressed interest and executed contracts or option agreements to participate in the Water Project. To deliver conserved water to communities in need or to offer storage, the Water Project must provide conveyance facilities capable of delivering water to and from the Cadiz area.

In 2008, the Company entered into a 99-year lease with the Arizona & California Railroad Company (“ARZC”) to co-locate and construct a 43-mile, approximately 55-85” steel water conveyance pipeline (“Southern Pipeline”) within the existing, active railroad right-of-way that intersects the Colorado River Aqueduct (“CRA”), one of Southern California’s primary sources of drinking water in Southern California. The construction of the Southern Pipeline has been evaluated and approved in environmental review and permitting has been completed in accordance with state and federal law.

To interconnect the Southern Pipeline with the CRA, which can transport approximately 1.25 million acre-feet per year from the Colorado River into Southern California, we must secure an access agreement with the Metropolitan Water District of Southern California (“MWD”), the owner of the facility. In addition, the conveyance of Cadiz groundwater in the CRA must be reviewed by the California State Lands Commission in accordance with California Water Code Section 1815. We anticipate completing these authorizations prior to construction of the Southern Pipeline and in coordination with water providers that contract for water and storage from the Water Project.

In 2021, we completed the acquisition from El Paso Natural Gas (“EPNG”) of a retired, 30” steel natural gas pipeline (“Northern Pipeline”) that extends 220-miles from California’s Central Valley near the California Aqueduct southeast across Kern and San Bernardino Counties terminating in Cadiz. The pipeline crosses the Mojave River Pipeline and the Los Angeles Aqueduct and could move water between communities that presently lack reliable access to clean water. Engineering and technical assessments indicate that the pipeline can safely convey water in either direction.

The Northern Pipeline was studied in the Water Project’s environmental permitting documents as a potential route to accommodate imported storage of surplus water in the groundwater aquifer system at Cadiz from sources along the State Water Project, the LA Aqueduct and local systems crossed by the pipeline. The Northern Pipeline also has utility for water conveyance apart from the Water Project and has been considered as potential facility that could convey water between parties along the 220-mile route to augment water access in a dry, disadvantaged area of California. In December 2020, the US Bureau of Land Management (the “BLM”) granted two right-of-way permits to the Company that authorized the conveyance of water in the pipeline over federal lands. The first right-of-way was issued pursuant to an assignment of a portion of an existing right-of-way held by EPNG and granted by BLM under the Mineral Leasing Act that enables the continued transportation of natural gas. The second right-of-way was issued under the Federal Land Policy and Management Act and authorizes the conveyance of water in the pipeline over BLM-managed lands. The two right-of-way permits are currently the subject of litigation in Federal Court. See “Risk Factors — Risks Relating to Our Business.”

All conveyance of water via the Northern Pipeline must be conducted in accordance with applicable local, state and federal laws. We would complete any necessary permitting in coordination with any contract to use the facility.

 We believe implementation of the Water Project and increasing access to water conveyance, will help improve water equity for underserved communities, which is a significant challenge facing the state of California as climate change intensifies.

Successful Water Project implementation would change the cash flow structure of the Company, which has been historically dominated by agricultural lease and farming returns and debt and equity financing to support our working capital needs, including the development of the Water Project. We believe the implementation of the Water Project could provide a significant source of future cash flow for the Company.

Our current and future operations also include activities that further our commitments to sustainable stewardship of our land and water resources, good governance and corporate social responsibility. We believe these commitments are important investments that will assist in maintenance of sustained stockholder value.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071.  Our telephone number is (213) 271-1600.  We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

The Offering

Issuer	Cadiz Inc.

Common stock offered by us in this offering	6,857,140 shares of common stock

Offering price	$1.75 per share of common stock

Registration and Stockholder Rights granted in connection with this offering

In connection with Heerema’s purchase of shares in this offering, we have agreed to provide Heerema (i) a right to appoint one observer to our Board of Directors and, in lieu of such observer right, the right to nominate one person for election to, or fill one vacancy on, our Board of Directors, and (ii) a right to require us to seek stockholder approval of amendments to our certificate of incorporation and bylaws such that our stockholders owning at least 20% of the voting power of our outstanding capital stock will have the right to call special meetings of stockholders, both subject to and in accordance with the Delaware General Corporation Law.

In addition, we have agreed to provide certain customary registration rights to Heerema and our Participating Directors regarding the resale of (i) all the shares of our common stock currently owned by Heerema and its affiliates, (ii) all the shares to be purchased by Heerema in this offering, and (iii) all the shares to be purchased by our Participating Directors, either directly or through their controlled entities, in this offering.

Use of proceeds	We currently intend to use the net proceeds from this offering for the acceleration of our water and agricultural development programs, working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-9.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market symbol	CDZI

Risk Factors

Our business is subject to significant risks. Before you invest in our common stock, you should carefully consider, among other matters, the risks and uncertainties described below, as well as the other information contained or incorporated by reference in this prospectus, including our consolidated financial statements and accompanying notes and the information under the heading “Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Information Incorporated by Reference” beginning on page S-13. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition, or results of operations could be materially adversely affected. This could cause the market or trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operations.

Risks Relating to Our Business

Our development activities may be delayed or may not generate significant revenues or become profitable unless we are able to successfully implement programs to develop our land, water and infrastructure assets, which are subject to significant uncertainties including regulatory uncertainties and legal challenges.

At present, our development activities include water resource and agricultural development at our San Bernardino County properties.  We have not received significant revenues from our development activities to date and we do not know when, if ever, we will receive operating revenues sufficient to offset the costs of our development activities.  As a result, we continue to incur a net loss from operations.

We do not know the terms, if any, upon which we may be able to proceed with our water and other development programs or successfully implement our agricultural plans.  Regardless of the form of our development programs, the circumstances under which water supplies, water storage and agriculture can be developed and the profitability of any such project are subject to significant uncertainties, including unforeseen technical difficulties, such as engineering or resource changes, general market conditions, and the time needed to generate significant funding and operating revenues after construction and operations of such programs have commenced.

Additionally, in developing our land assets and related water resources, we are subject to local, state, and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, environmental impacts, infrastructure design, subdivision of land, construction and similar matters.  Our development activities are subject to the risk of adverse interpretations of such U.S. federal, state and local laws, regulations and policies and/or the adoption of new or amended laws, regulations and policies that prohibits, restrict, modify or delay our development activities.

Further, our development activities require governmental approvals and permits.  If such permits were to be denied or granted subject to unfavorable conditions or restrictions, our ability to successfully implement our development programs as planned would be adversely impacted and could delay returns on our investments in the development of our assets.

Current regulation that could impact our water resources development activities are generally related to water conveyance functions, particularly the conversion of existing pipelines and construction of new pipelines and related facilities necessary to move water to and from Cadiz, or between points along these pipelines. for the benefit of California water users.  In this regard, we will need to obtain certain permits and approvals from public water agencies in California, the California State Lands Commission, and agencies of the federal government, such as the US Department of the Interior. Such regulatory requirements will be determined by any contractual obligation to transport water between parties via Cadiz pipeline infrastructure.

Generally, opposition from third parties expressed at any regulatory venue can cause delays and increase the costs of our development efforts or preclude such development entirely.  While we have worked with representatives of various environmental and third-party stakeholders to address any concerns about our projects, certain groups may remain opposed to our development plans regardless of our engagement and pursue legal and other actions.

Governmental approvals and permits granted authorizing our development activities may be challenged in court and such litigation could adversely impact our timelines, development plans, and ultimately the return on our investments. Currently, our permits granted by the US Bureau of Land Management (“BLM”) in December 2020 that assigned an existing right-of-way and granted a new right-of-way to us to enable the conveyance of water in our Northern Pipeline are being challenged in federal court in two lawsuits.

In December 2021, the BLM aligned with Plaintiffs in the cases and filed motions for voluntary remand (the “Motions”), which seek to provide BLM an opportunity to determine if any additional regulatory review should have been completed by the local BLM field office prior to issuing the right-of-way permits in 2020. The Motions also seek the remedy of vacatur, which would vacate the permits rather than leave them in place while any new evaluation of regulatory review is completed. If the remand and vacatur is granted, it may cause us to incur significant costs and could adversely impact our ability to receive revenue from operation of the pipeline for water conveyance in a timely manner. The Motions are expected to be heard in Federal Court in May 2022. While we continue to believe the lawsuits are without merit, we cannot predict the outcome of the Motions or the litigation at this time.

Risks Relating to this Offering and Ownership of Our Common Stock

You will experience immediate dilution in the book value per share of the common stock you purchase in this offering.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $1.75 per share and the sale of 6,857,140 shares of common stock under this prospectus, and after deducting estimated aggregate offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.63 per share in the net tangible book value of the common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the proceeds from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

We currently intend to use the net proceeds from this offering for the acceleration of our water and agricultural development programs, working capital and general corporate purposes. See “Use of Proceeds” of this prospectus supplement. However, our management will have broad discretion over the use of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. They might not apply the net proceeds of this offering in ways that increase the value of your investment. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Future sales of our common stock or equity-linked securities in the public market could lower the market price of our common stock.

As of March 18, 2022, we had 43,895,063 shares of common stock issued and outstanding and the closing sale price of our common stock on March 18, 2022 was $1.75.

We may engage in transactions to issue common stock, preferred stock, convertible debt and warrants to purchase common stock, as we have in the past, which transactions may include registration rights. The registration of such additional securities and the potential for high volume trades of our common stock in connection with these financings may have a downward effect on our market price. Future issuance of our common stock, including upon the conversion or exercise of shares of convertible preferred stock, convertible debt, or warrants may have a further negative impact on our stock price.

Further, we have reserved for issuance, but not yet issued, a substantial amount of additional shares of our common stock, including the shares reserved for issuance upon the exercise or vesting, as applicable, of equity incentive awards and warrants and for issuance upon conversion or exchange of our outstanding Series 1 Preferred Stock. The issuance of additional shares of our common stock may increase dilution of existing investors.

We cannot predict the size of future issuances of common stock or equity-linked securities or the effect, if any, that they may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

The volatility of our stock price could adversely affect current and future stockholders.

The market price of our common stock is volatile and fluctuates in response to various factors which are beyond our control.  Such fluctuations are particularly common in companies such as ours, which have not generated significant revenues.  The following factors, in addition to other risk factors described in this section and our filings under the Exchange Act, could cause the market price of our common stock to fluctuate substantially:

●	Developments involving the execution of our business plan;

●	Disclosure of any adverse results in litigation;

●	Regulatory developments affecting our ability to develop our properties;

●	Disruptions to the market and industry as a result of the global COVID-19 pandemic and related events;

●	The dilutive effect or perceived dilutive effect of additional debt or equity financings;

●	Perceptions in the marketplace of our company and the industry in which we operate; and

●	General economic, political and market conditions.

In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock. Price volatility could be worse if the trading volume of our common stock is low.

We do not anticipate paying dividends on our common stock.

We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders that our stock price will appreciate or that they will receive a positive return on their investment if and when they sell their shares.

Following this offering Heerema will hold a significant percentage of our outstanding shares of common stock and obtain certain rights and may be able to exert significant influence over us; Heerema’s interests in our business may be different from yours.

Immediately following this offering, Heerema is expected to hold shares of common stock that represent approximately 35.4% of the voting power of our outstanding capital stock and approximately 35.33% of our outstanding shares of common stock, and as such may significantly influence the results of matters to be voted on by our stockholders, including the election of directors and approval of significant corporate transactions. In connection with Heerema’s purchase of shares in this offering, we have agreed to provide Heerema (i) a right to appoint one observer to our Board of Directors and, in lieu of such observer right, the right to nominate one person for election to, or fill one vacancy on, our Board of Directors, and (ii) a right to require us to seek stockholder approval of amendments to our certificate of incorporation and bylaws such that our stockholders owning at least 20% of the voting power of our outstanding capital stock will have the right to call special meetings of stockholders, both subject to and in accordance with the Delaware General Corporation Law.

Furthermore, conflicts of interest could arise in the future between Heerema on the one hand, and us and our other stockholders on the other hand, concerning among other things, potential competitive business activities or business opportunities. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company in which the largest stockholder holds a significant percentage of voting power.

We have provided certain resale registration rights to Heerema and our Participating Directors and future sales of our shares by Heerema or our Participating Directors could depress our common stock price.

In connection with this offering, we have agreed to provide certain customary registration rights to Heerema and our Participating Directors regarding the resale of (i) all the shares of our common stock currently owned by Heerema and its affiliates, (ii) all the shares to be purchased by Heerema through its affiliated investment vehicle in this offering, and (iii) all the shares to be purchased by our Participating Directors, either directly or through their controlled entities, in this offering. After this offering, Heerema or our Participating Directors may sell all or a portion of the shares of our common stock that each of them owns directly or through controlled affiliates, from time to time. Subject to restrictions on the resale of our shares applicable to Heerema and the Participating Directors pursuant to our securities trading policy and the federal securities laws governing insider trading, and in the absence of an effective resale registration statement, Rule 144 as applicable to control securities, these holders are not subject to any lockup agreement or other obligation to maintain their ownership of our shares. Sales by Heerema or our Participating Directors in the public market could depress our common stock price.

Special Note Regarding Forward-Looking Statements

Information presented in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus supplement under the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section of this prospectus supplement beginning on page S-4. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus supplement, you should keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus supplement and other cautionary statements in the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus supplement and listed in “Where You Can Find More Information” and “Information Incorporated by Reference” beginning on pages S-12 and S-13, respectively.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus supplement.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $11.85 million after deducting the total estimated expenses of approximately $150,000 relating to the offering. We currently intend to use the net proceeds from this offering for the acceleration of our water and agricultural development programs, working capital and general corporate purposes. Pending application of the net proceeds as described above, we may invest the net proceeds in interest-bearing investment grade securities.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering.

Dividend Policy

We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance our business strategy. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board of Directors may deem relevant.

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and our as adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2021 was approximately $43.3 million, or $1.02 per share. After giving effect to the sale by us of 6,857,140 shares of common stock offered hereby at the offering price of $1.75 per share, and after deducting estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $55.16 million, or $1.12 per share. This represents an immediate increase in as adjusted net tangible book value of $0.10 per share to existing stockholders and an immediate dilution of $(0.63) per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution to investors purchasing shares of common stock in this offering:

Offering price of common stock		$1.75
Net tangible book value per share as of September 30, 2021	$1.02
Increase per share in net tangible book value after this offering	$0.10
As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering		$1.12
Dilution per share to new investors		$0.63

The above table is based on 42,508,398 shares of common stock issued and outstanding as of September 30, 2021, and does not include:

●	620,004 shares of our common stock issuable upon vesting of restricted stock and restricted stock units issued under our 2019 Equity Incentive Plan, including 220,004 shares vested and issued after September 30, 2021;

●	96,647 shares of our common stock reserved for issuance and available for future grant or sale under our 2019 Equity Incentive Plan, including 21,586 shares of common stock issued to certain Board members as service compensation after September 30, 2021;

●	1,000,000 shares of our common stock issuable upon the exercise of outstanding warrants; and

●	1,278,336 shares of our common stock issuable upon conversion of 3,156 outstanding shares of our Series 1 Preferred Stock, at a conversion rate of 405.05 shares of common stock per share of our Series 1 Preferred Stock, including 1,145,075 shares of common stock issued upon conversion of 2,827 shares of Series 1 Preferred Stock after September 30, 2021.

In addition, the above table does not include any shares of common stock issuable upon conversion of 2,300,000 outstanding depositary shares (“Depositary Share”), each representing 1/1000th of a share of our Series A Preferred Stock with a liquidation preference of $25,000.00 per share of Series A Preferred Stock ($25.00 per Depositary Share) and up to 2,035,000 Depositary Shares which may be issued in exchange for the outstanding amount due under a senior secured credit agreement dated July 2, 2021, as of September 30, 2021. The Depositary Shares are convertible into our shares of common stock if, and only if, a Change of Control (leading to a de-listing) or a Delisting Event (each as defined in the Certificate of Designation) has occurred, and the Company has not elected to redeem the Series A Preferred Stock prior to the applicable conversion date.

To the extent that the outstanding equity awards or warrants are exercised or vest, or shares are issued upon conversion of shares of our Series 1 Preferred Stock, you will experience further dilution. After giving effect to the 1,386,665 shares issued after September 30, 2021 and as of the date of this prospectus supplement, and to the extent that the above issued warrants are exercised, restricted stock and restricted stock units vest, and all remaining 133,261 shares of common stock reserved for issuance upon conversion of the outstanding shares of our Series 1 Preferred Stock are issued, the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $1.05 per share, and the dilution in net tangible book value per share to purchasers in this offering would be $(0.70) per share. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

Plan of Distribution

We are offering 6,857,140 shares of our common stock directly to institutional and individual investors at a purchase price of $1.75 per share. Heerema, which currently beneficially owns 34.42% of the outstanding shares of our common stock, intends to purchase up to 2,857,142 shares in this offering. Keith Brackpool and Geoffrey Grant, members of our Board of Directors, intend to purchase, directly or through a controlled entity, up to 1,142,857 and 285,714 shares of our common stock, respectively, in this offering. The purchases by Heerema and our directors have been approved by the disinterested members of the Audit and Risk Committee of our Board of Directors.

Additionally, BRS and its affiliates intend to purchase up to 1,999,999 shares of our common stock in this offering. An affiliate of BRS is our senior secured lender and BRS has acted as our placement, underwriter or sales agent in prior securities offerings.

We will receive all proceeds from this offering. No underwriters or agents will be engaged for this offering, and no commissions will be payable by us with respect to this offering. We expect the total offering expenses of this offering to be approximately $150,000.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file quarterly and annual reports, proxy statements and other information with the Commission. Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov. In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the securities offered herein. This prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Internet website.

Information Incorporated By Reference

The rules of the SEC allow us to incorporate by reference in this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021;

●

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 13, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 12, 2021;

●	our Current Reports on Form 8-K filed with the Commission on March 26, 2021, June 3, 2021, June 17, 2021, June 22, 2021, July 2, 2021, July 7, 2021 and February 8, 2022;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering as to which this prospectus supplement relates. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.
550 South Hope Street
Suite 2850
Los Angeles, California 90071
Attention: Investor Relations
(213) 271-1600

PROSPECTUS

$205,000,000

Cadiz Inc.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

WARRANTS

SUBSCRIPTION RIGHTS

UNITS

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $205,000,000 in any combination of debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights and units.

This prospectus provides you with a general description of these securities. We will provide you with more specific terms of these securities in one or more supplements to this prospectus.  Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering.  We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” beginning of pages 1 and 20, respectively, for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI”.  On June 15, 2021, the closing price of our common stock as reported by the Nasdaq Global Market was $13.17 per share. We will provide information in any applicable prospectus supplement regarding the listing of securities other than shares of our common stock on any securities exchange.

Investing in these securities involves certain risks.  See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus concerning factors you should consider before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated June 25, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement.  You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus.  Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.  This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Cadiz,” and “the Company” refer to Cadiz Inc., a Delaware corporation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.”  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section of this prospectus beginning on page 5.  These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements.  When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus, and other cautionary statements in any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus and listed in “Where You Can Find More Information” and “Information Incorporated by Reference” beginning on pages 24 and 25, respectively.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

THE COMPANY

About Cadiz

We are a natural resources development company committed to providing sustainable water and agricultural opportunities in California.

We own approximately 45,000 acres of land with high-quality, naturally recharging groundwater resources in three areas of Southern California’s Mojave Desert – the Cadiz Valley (35,000 acres), Danby Dry Lake (2,000 acres), and the Piute Valley (9,000 acres) (“Cadiz Property”). Our properties represent a unique private reserve of lands with vested water rights located in a remote area of eastern San Bernardino County that is at the crossroads of major highway, rail, energy, and water infrastructure that supply and deliver necessary resources to communities in California and across Western States. Our main objective is to realize the highest and best use of our land, water, and related infrastructure assets in an environmentally responsible way. Our present activities are focused on developing our assets to meet growing long-term demand for access to sustainable water supplies and agricultural products.

California faces systemic water challenges and is not able to ensure that all demands for water are safely and reliably met. We believe that the highest and best use of our assets will be realized by offering a combination of water supply, water storage and agricultural projects at our properties in ways that are sustainable and responsive to California’s resource needs.

The Water Project has completed extensive permitting and environmental review in accordance with local, state and federal law and is approved to deliver a reliable supply of 50,000 acre-feet of water per year for 50 years to communities off of the Cadiz Property. Prior to construction and implementation, the Water Project must complete contracts with participating water agencies, conveyance arrangements to deliver water supplies to contracting water agencies, and arrange for facility construction, improvements, and financing.

We anticipate using two separate pipeline routes to convey water between the Cadiz Property and the service areas of our participating agencies. The first route, or the Southern Pipeline, requires the construction of a 43-mile, approximately 55-85” steel water conveyance pipeline within a portion of the Arizona & California Railroad Company’s railroad right-of-way that crosses the Cadiz Property and intersects with the Colorado River Aqueduct (“CRA”) in Rice, California. The CRA is owned by the Metropolitan Water District of Southern California (“MWD”) and serves water providers in six southern California counties. The second route, or the Northern Pipeline, contemplates the use of an existing 220-mile, 30” natural gas pipeline that we optioned and acquired from El Paso Natural Gas (“EPNG”) as a potential facility to convey water to the Cadiz Property for storage or from the Cadiz Property to parties along the route. The Northern Pipeline extends from the Cadiz Property north-west to California’s Central Valley, crossing the Mojave River Pipeline and the Los Angeles Aqueduct before terminating near the California State Water Project in Wheeler Ridge.

In December 2020, the U.S. Bureau of Land Management (“BLM”) granted to our subsidiary Cadiz Real Estate LLC two right-of-way permits that grant us rights to operate the Northern Pipeline and transport water consistently across the route over BLM-managed lands. The first right-of-way was issued pursuant to an assignment of a portion of an existing right-of-way held by EPNG and granted by BLM under the Mineral Leasing Act that enables the continued transportation of natural gas. The second right-of-way was issued under the Federal Land Policy and Management Act and authorizes the conveyance of water in the pipeline over BLM-managed lands.

With these BLM grants, conditions precedent in our Purchase & Sale Agreement with EPNG were principally satisfied allowing for completion of the Company’s acquisition of the remaining 124-mile segment of the Northern Pipeline upon final payment to EPNG of $19 million, which is required to be made no later than June 30, 2021. We are presently engaged in discussions with parties interested in using the Northern Pipeline for conveyance, storage and supply. Prior to conveyance of water through the Northern Pipeline, we must secure permits required by any definitive agreement to use the facility. All conveyance of water via the Northern Pipeline would be conducted in accordance with applicable local, state and federal laws.

We also remain engaged with parties interested in taking deliveries from the Water Project using the Southern Pipeline route and the CRA. Prior to construction of the Southern Pipeline, we must secure authorizations required to convey water in the CRA, including an agreement with MWD and authorization from the California State Lands Commission under Water Code Sections 1810 - 1815. We expect to pursue these approvals once definitive contracts with water providers are finalized.

Our agricultural operations provide the Company’s principal source of revenue, although our working capital needs are not fully supported by our agricultural lease and farming returns at this time. We believe that the ultimate implementation of the Water Project will provide a significant source of future cash flow for the business and our stockholders. We presently rely upon debt and equity financing to support our working capital needs and development of the Water Project.

Our current and future operations also include activities that further our commitments to sustainable stewardship of our land and water resources, good governance and corporate social responsibility. We believe these commitments are important investments that will assist in maintenance of sustained stockholder value.

Corporate Information

We are a Delaware corporation with our principal executive offices located at 550 South Hope Street, Suite 2850, Los Angeles, California 90071. Our telephone number is (213) 271-1600. We maintain a corporate website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 26, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 17, 2021, which are incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the capitation “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.  Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and each prospectus supplement, the “offered securities,” will be used to further expand and accelerate development of our water and agricultural programs and general corporate purposes, which may include the development of our southern pipeline project or our northern pipeline project, the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries, business development activities, capital expenditures, working capital, the refinancing or repayment of existing indebtedness and the expansion of the business and acquisitions. If any of the net proceeds from the offered securities will be used for acquisitions, we will identify the acquisition in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities.  The debt securities may constitute either senior or subordinated debt securities, and in either case will be unsecured, and may also include convertible debt securities.  We will issue any debt securities that will be senior debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Senior Indenture.”  We will issue any debt securities that will be subordinated debt under an Indenture between us and U.S. Bank National Association, as trustee, or the “Subordinated Indenture.”  This prospectus refers to the Senior Indenture and the Subordinated Indenture individually as the “Indenture” and collectively as the “Indentures.”  The form of Senior Indenture and the form of Subordinated Indenture are included as exhibits to the registration statement of which this prospectus forms a part.  The term “trustee” refers to the trustee under each Indenture, as appropriate.

The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.  The Indentures are substantially identical, except for the provisions relating to subordination, which are included only in the Subordinated Indenture.  The following summary of the material provisions of the Indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  We urge you to read the Indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities.  You can obtain copies of the Indentures by following the directions described under the heading “Where You Can Find More Information.”

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness,” as defined below in the section titled “Subordination”.  The Indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the Indentures or otherwise.  We may limit the maximum total principal amount for the debt securities of any series.  However, any limit under the Indentures may be increased by resolution of our Board of Directors.  We will establish the terms of each series of debt securities under the Indentures in a supplemental Indenture, board resolution or company order.  The debt securities under the Indentures may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount.  Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

The Indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on our subsidiaries’ ability to pay dividends or make other distributions to us, although the terms of specific debt securities may include such limitations.  The agreements governing our indebtedness contain limitations on our ability to incur debt or liens, conduct asset sales and pay dividends.

Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series under the Indentures without the consent of the holders of the debt securities of such series outstanding at the time of issuance.  Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable Indenture.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt.  The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount of the debt securities of that series that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $1,000 or any integral multiple in excess thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for certificated securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on that series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on that series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested, provided, indemnity or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered, and if requested, provided, to the trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer or request of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modifications of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the rights of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee;

●	to conform the text of the indenture, any supplemental indentures thereto and any forms of debt securities issued thereunder to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate, reimburse and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 or any integral multiple in excess thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series in global form can exchange the debt securities for other debt securities of the same series in definitive form, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrar or transfer agent or approve a change in the office through which any security registrar or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the rights or powers given to it by the indenture at the request of any holder of debt securities unless it is offered, and if requested, provided security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agent(s) designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property law, all money we pay to a paying agent or the trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following statements relating to our capital stock do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the Certificate of Incorporation, as amended, or the “Certificate,” and By-Laws, as amended, or the “Bylaws,” which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

The Certificate authorizes a total of 70,100,000 shares of capital stock, of which 70,000,000 may be shares of common stock and 100,000 may be shares of preferred stock. On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

As of June 15, 2021, 40,618,400 shares of common stock were issued and outstanding, 6,281 shares of Series 1 Preferred Stock were issued and outstanding, which are convertible into 2,544,119 shares of common stock, and options to purchase or restricted stock units totaling an aggregate of 890,000 shares of common stock issued to directors, employees, consultants and lenders remained outstanding.  Each share of Series 1 Preferred Stock may be converted at any time at the option of the holder into 405.05 shares of our common stock, subject to certain beneficial ownership limitations. As of June 15, 2021, the number of stockholders of record of our common stock was 61 and the number of stockholders of record of our Series 1 Preferred Stock was two.

Common Stock

Subject to the rights of the holders of any shares of preferred stock that may at the time be outstanding, record holders of common stock are entitled to such dividends as the Board of Directors may declare.  We do not anticipate declaring or paying cash dividends on our common stock for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders may not receive any funds absent a sale of their shares of common stock.

Holders of common stock are entitled to one vote for each share held in their name on all matters submitted to a vote of stockholders and do not have preemptive rights or cumulative voting rights.  Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

Upon our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the distribution remaining after payment of debts and expenses and of the amounts to be paid on liquidation to the holders of shares of preferred stock.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Series 1 Preferred Stock

On March 5, 2020, we filed a Certificate of Designation of Series 1 Preferred Stock with the Secretary of State of the State of Delaware to designate 10,000 shares of our preferred stock, par value $0.01 per share, as Series 1 Preferred Stock.

We issued the shares of Series 1 Preferred Stock pursuant to Conversion and Exchange Agreements, dated March 5, 2020, between us and two of our stockholders, in exchange for the satisfaction of an outstanding aggregate amount payable under our 7.00% Convertible Senior Notes due 2020.

The following is a brief description of our Series 1 Preferred Stock:

Ranking and Liquidation. Prior to March 5, 2025, or the “Mandatory Conversion Date”, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, in the event of our voluntary or involuntary liquidation, dissolution or winding up, each share of Series 1 Preferred Stock will be entitled to receive an amount in cash equal to $2,734.09 per share (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock), before any payment may be made to holders of our common stock or any outstanding series of our preferred stock junior in liquidation preference to the Series 1 Preferred Stock. In addition, prior to the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any other outstanding series of our preferred stock, holder of shares of Series 1 Preferred Stock will be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up. After the Mandatory Conversion Date, subject to applicable law and the rights of the holders of any outstanding series of our preferred stock, holders of shares of Series 1 Preferred Stock will not receive any preference and will only be entitled to participate pro rata on an as-converted into common stock basis with all of our common stock in the distribution of any remaining proceeds from the voluntary or involuntary liquidation, dissolution or winding up.

Conversion. Each share of Series 1 Preferred Stock is convertible at any time at the option of the holder into 405.05 shares of our common stock (the “Conversion Rate”), provided that the holder will be prohibited from converting shares of Series 1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. On the Mandatory Conversion Date, each share of Series 1 Preferred Stock will automatically convert into shares of our common stock at the Conversion Rate then in effect; provided, that the shares of Series 1 Preferred Stock will not automatically convert shares of our common stock to the extent that, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. Any shares of Series 1 Preferred Stock that remain outstanding after the Mandatory Conversion Date as a result of such limitations will be convertible at any time thereafter, at the option of the holder, subject to the beneficial ownership limitations in the Certificate of Designation of Series 1 Preferred Stock.

Voting Rights. Prior to the Mandatory Conversion Date, except as provided by applicable law, each share of Series 1 Preferred Stock will be entitled to 301.98 votes (the “Voting Rate”) on all matters on which stockholders are generally entitled to vote (provided that no holder of shares of Series 1 Preferred Stock will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, prior to the Mandatory Conversion Date, the vote or written consent of holders of a majority of the outstanding shares of Series 1 Preferred Stock, voting separately as a single class, will be required for certain amendments to our Certificate, to liquidate us, to incur certain indebtedness other than permitted indebtedness, to enter into certain affiliate transactions, to issue additional shares of Series 1 Preferred Stock and to issue any capital stock senior or having parity in preference to the Series 1 Preferred Stock, other than preferred shares that may be issued in one or more financing transactions as an alternative to our incurring, and which the gross proceeds of shall be offset against, permitted indebtedness. Permitted indebtedness over which the holders of shares of Series 1 Preferred Stock will have no voting rights consists of (i) our existing debt as of March 5, 2020 and the refinancing of such debt, (ii) up to $600 million of debt that we may incur related to our southern pipeline project or our northern pipeline project (collectively, the “Pipeline Water Projects”), (iii) the establishment of related infrastructure and farming costs for developing agriculture on land owned by us and our subsidiaries (the “Farming Project”), (iv) working capital for the Pipeline Water Projects, the Farming Project or general corporate purposes, and (v) a refinancing of any of the debt described in this sentence related to the Pipeline Water Projects. After the Mandatory Conversion Date, the shares of Series 1 Preferred Stock will have no voting rights, except as required by applicable law.

Dividends. Prior to the Mandatory Conversion Date, the holders of shares of Series 1 Preferred Stock will not be entitled to participate in any dividends or distributions. After the Mandatory Conversion Date, subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, shares of Series 1 Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends and distributions. However, holders of shares of Series 1 Preferred Stock will not be entitled to participate in dividends consisting of shares of our common stock or other securities convertible into or exercisable for shares of our common stock to the extent that, as a result of such dividend, the holder, together with its affiliates, would beneficially own more than 9.9% of the total number of shares of our common stock then issued and outstanding after giving effect to such dividend.

Anti-Dilution. The Conversion Rate and the Voting Rate are subject to proportionate adjustment upon the issuance by us of stock dividends, stock splits, and similar proportionately applied changes affecting our outstanding shares of common stock.

Redemption. At any time after March 5, 2021, we may redeem shares of Series 1 Preferred Stock by payment of an amount per share equal to $13.50 (as may be adjusted for any dividends of shares of Series 1 Preferred Stock, subdivision of the outstanding shares of Series 1 Preferred Stock or combination of the outstanding shares of Series 1 Preferred Stock) multiplied by the Conversion Rate then in effect; provided, that as to each holder of shares of Series 1 Preferred Stock, the number of shares redeemed must be at least 25% of the Preferred Shares originally issued to such holder. There will be no restriction on the redemption of the shares of Series 1 Preferred Stock while there is any arrearage in the payment of dividends.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation of Series 1 Preferred Stock, or by virtue of such holder’s ownership of shares of our common stock, the holders of shares of Series 1 Preferred Stock do not have the rights or privileges of holders of shares of our common stock, until they convert their shares of Series 1 Preferred Stock into our common stock.

Amendments. Certain terms of the Series 1 Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding shares of Series 1 Preferred Stock.

Future Classes or Series of Preferred Stock

This following description sets forth certain general terms and provisions of our authorized preferred stock, other than our Series 1 Preferred Stock described above.  When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate.  The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

Under the Certificate, our Board of Directors has the authority to:

●	create one or more series of preferred stock,

●	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized, and

●	determine the preferences, rights, privileges and restrictions of any series.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

●	the number of shares and designation or title of the shares;

●	any liquidation preference per share;

●	any date of maturity;

●	any redemption, repayment or sinking fund provisions;

●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

●	any voting rights;

●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

●	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

●	whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

●	the place or places where dividends and other payments on the preferred stock will be payable; and

●	any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock.  One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management.  The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Indemnification of Directors and Officers

Our Bylaws and Certificate provide that we will indemnify any of our directors, officers or employees to the fullest extent permitted by the General Corporation Law of the State of Delaware against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was our director, officer or employee.  We carry insurance policies in standard form indemnifying our directors and officers against liabilities arising from certain acts performed by them in their capacities as our directors and officers.  These policies also indemnify us for any sums we may be required or permitted to pay by law to our directors and officers as indemnification for expenses they may have incurred.

Exchange Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “CDZI.”

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Charter Documents

The following is a summary of the General Corporation Law of the State of Delaware, our Certificate and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, our Certificate and our Bylaws, as applicable.

Our Certificate and our Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Limitation on Directors’ Liability. Delaware law permits a corporation to, by provision of its certificate of incorporation, eliminate the personal liability of its directors to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.  Our Certificate contains such a provision.

This provision of our Certificate offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from certain breaches of their fiduciary duty, including grossly negligent business decisions made in connection with, among other things, takeover proposals for us, and may limit our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty.

Special Meeting of Stockholders. Our Certificate prohibits stockholder action by written consent in lieu of a meeting of stockholders. Further, special meetings of stockholders may be called only by our Board of Directors, Chief Executive Officer or President. In addition, our Bylaws contain advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders, and specify certain requirements regarding the form and content of a stockholder’s notice. The foregoing could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our Board of Directors.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of our Board of Directors. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, authorized but unissued shares of common stock could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Certificate grants our Board of Directors “blank check” power, which includes the power to create and establish the rights and preferences of one or more series of preferred stock out of our authorized and unissued shares of preferred stock. One of the effects of the “blank check” power may be to enable our Board of Directors to make more difficult or discourage an attempt to obtain control of our company as described above. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interests, one or more series of preferred stock could be created and shares thereof issued, without stockholder approval, which action may prevent or render more difficult or costly the completion of the takeover transaction as described above. The creation of one or more series of preferred stock and the issuance of shares of such preferred stock could also decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders.

Cumulative Voting. Our Certificate does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate provides that all vacancies, including newly created directorships, may be filled only by a majority vote of the directors then in office, though less than a quorum.

Anti-Takeover Effects of Delaware Law. We are subject to the “business combination” provisions of Section 203 of the General Corporation Law of the State of Delaware.  In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date the interested stockholder obtained such status, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain outstanding voting stock); or

●	on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder.  In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.  Section 203 of the General Corporation Law of the State of Delaware could prohibit or delay mergers or other takeover or change in control attempts with respect to Cadiz and, accordingly, may discourage attempts to acquire Cadiz even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock--Series 1 Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

●	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

●	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock, depositary shares or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock, depositary shares or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more subscription rights, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities issued by us or by third parties.  The applicable prospectus supplement will describe:

●	the terms of the units and of the subscription rights, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions,

●	directly to purchasers;

●	through agents;

●	to or through underwriters or dealers; or

●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

●	any delayed delivery arrangements;

●	any initial public offering price;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”);

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act.  Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account.  The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.  These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.  We may offer the securities to the public through an underwriting syndicate or through a single underwriter.  The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them.  The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise.  Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities.  Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.  We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us.  These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.  A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash.  In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals.  The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.  The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve.  These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act.  Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.  This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Global Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.  If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the Commission a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus.  This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement.  For further information about us and our securities, you should refer to the registration statement, including exhibits, and the financial statements and notes filed as a part thereof.

We file quarterly and annual reports, proxy statements and other information with the Commission.  Our filings with the Commission, including the registration statement, reports, proxy and information statements, and other information are available to you on the Commission’s website at http://www.sec.gov.  In addition, documents that we file with the Commission are available on our website at www.cadizinc.com. Our website address provided in this prospectus is not intended to function as a hyperlink and the information on our website is not, nor should it be considered, part of this prospectus or incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with them.  The information we incorporate by reference into this prospectus is an important part of this prospectus.  Any statement in a document we have filed with the Commission prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in the prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement.  The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents, which is considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;

●	the Current Reports on Form 8-K filed with the Commission on March 26, 2021 and June 3, 2021;

●	the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by:

●	the description of our common stock as set forth in Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 26, 2021; and

●	the description of our Series 1 Preferred as set forth in the Current Report on Form 8-K filed with the Commission on March 9, 2020.

We also incorporate by reference all additional documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the date of the initial registration statement and prior to the effectiveness of the registration statement or that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus.  We are not, however, incorporating in each case, any documents or information that we are deemed to “furnish” and not file in accordance with the Commission rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Cadiz Inc.

550 South Hope Street

Suite 2850

Los Angeles, California 90071

Attention:  Investor Relations

(213) 271-1600

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

PROSPECTUS SUPPLEMENT

6,857,140 Shares of Common Stock

Cadiz Inc.

COMMON STOCK

Prospectus Supplement dated March 20, 2022